EXHIBIT (d)(2)(L)

                            SUBADVISORY AGREEMENT

                                  GCG TRUST


          THIS AGREEMENT is made this 26th day of February, 1999, by and between GCG Trust (the "Trust"), a Massachusetts business trust, on behalf of the portfolios listed on Schedule A hereto (the "Portfolios"), Directed Services, Inc. (the "Manager") a New York corporation and AIM Capital Management, Inc. (the "Sub-Adviser") a Delaware corporation.

          WHEREAS, the Trust represents that it is registered under the Investment Company Act of 1940, as amended (the A1940 Act") as an open-end, diversified management investment company, consisting of multiple series of investment portfolios;

          WHEREAS, the Manager represents that it is registered under the Investment Advisers Act of 1940, as amended (the "Advisers Act") as an investment adviser and engages in the business of acting as an investment adviser;

          WHEREAS, the Sub-Adviser represents that it is registered under the Advisers Act as an investment adviser and engages in the business of acting as an investment adviser;

          WHEREAS, the Trust represents that the Board of Trustees of the Trust is authorized to classify or reclassify authorized but unissued shares of the Trust, and as of the date of this Agreement the Trust's Board of Trustees has authorized the issuance of series of shares representing interests in investment portfolios; and

          WHEREAS, the Manager represents that it has entered into a management agreement dated as of October 24, 1997 with the Trust (the "Management Agreement"), pursuant to which the Manager shall act as manager with respect to the Portfolios;

          NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

          1.   INVESTMENT DESCRIPTION; APPOINTMENT

     The Trust desires to employ its capital relating to the Portfolios by investing and reinvesting in investments of the kind and in accordance with the investment objective(s), policies and limitations specified in the prospectuses (the "Prospectus") and the statements of additional information (the "Statement") filed with the Securities and Exchange Commission as part of the Trust's Registration Statement on Form N-1A, as amended or supplemented from time to time, and in the manner and to the extent as may from time to time be approved by the Board of Trustees of the Trust (the "Board"). Copies of the Registration Statement, Prospectus and the Statement have been or will be provided to the Sub-Adviser. The Trust agrees promptly to provide copies of all amendments and supplements to the current Registration Statement, Prospectus and the Statement to the Sub-Adviser on or before the effective date thereof on an on-going basis. Until the Trust delivers any such amendment or supplement to the Sub-Adviser, the Sub-Adviser shall be fully protected in relying on the Prospectus and Statement as previously furnished to the Sub-Adviser. The Trust employs the Manager as the manager to the Portfolios pursuant to the Management Agreement, and the Trust and the Manager desire to employ and hereby appoint the Sub-Adviser to act as the sub-investment adviser to the Portfolios. The Sub-Adviser accepts the appointment and agrees to furnish the services for the compensation set forth below.

     2.   SERVICES AS SUB-ADVISER

     Subject to the supervision, direction and approval of the Board and the Manager, the Sub-Adviser shall conduct a continual program of investment, evaluation and, if appropriate in the view of the Sub-Adviser, sale and reinvestment of the Portfolios' assets. The Sub-Adviser is authorized, in its sole discretion and without prior consultation with the Manager, to: (a) manage the Portfolios' assets in accordance with each Portfolio's investment objective(s) and policies as stated in the

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Prospectus
and the Statement; (b) make investment decisions for the Portfolios; (c) place purchase and sale orders for portfolio transactions on behalf of the Portfolios; and (d) employ professional portfolio managers and securities analysts who provide research services to the Portfolios.

     In addition, (i) the Sub-Adviser shall furnish the Manager daily information concerning portfolio transactions and quarterly and annual reports concerning transactions and performance of the Portfolios in such form as may be mutually agreed by the Manager and the Sub-Adviser, and the Sub-Adviser agrees to review the Portfolio and discuss the management thereof with the Manager and the Board.

     (ii) Unless the Manager gives the Sub-Adviser written instructions to the contrary, the Sub-Adviser shall use its good faith judgment in a manner which it reasonably believes best serves the interests of the Portfolios' shareholders to vote or abstain from voting all proxies solicited by or with respect to the issuers of securities in which assets of the Portfolios may be invested.

     (iii) The Sub-Adviser shall maintain and preserve such records related to the Portfolios' transactions as required under the 1940 Act. The Manager shall maintain and preserve all books and other records not related to the Portfolios= transactions as required under the 1940 Act. The Sub-Adviser shall timely furnish to the Manager all information relating to the Sub-Adviser's services hereunder reasonably requested by the Manager to keep and preserve the books and records of the Portfolios.
The Sub-Adviser agrees that all records which it maintains for the Portfolios are the property of the Trust and the Sub-Adviser will surrender promptly to the Trust copies of any of such records.

     (iv) The Sub-Adviser shall maintain compliance procedures for the Portfolios that it reasonably believes are adequate to ensure the Portfolios' compliance with (A) the 1940 Act and the rules and regulations promulgated thereunder and (B) each Portfolio's investment objective(s) and policies as stated in the Prospectus and Statement. The Sub-Adviser shall maintain compliance procedures that it reasonably believes are adequate to ensure its compliance with the Advisers Act.

     (v) The Sub-Adviser has adopted a written code of ethics that it reasonably believes complies with the requirements of Rule 17j-1 under the 1940 Act, which it will provide to the Trust. The Sub-Adviser has policies and procedures regarding the detection and prevention and the misuse of material, nonpublic information by the Sub-Adviser and its employees as required by the Insider Trading and Securities Fraud Enforcement Act of 1988.

     3.   BROKERAGE

     The Sub-Adviser is responsible for decisions to buy and sell securities for the Portfolios, broker-dealer selection, and negotiation of brokerage commission rates. The Sub-Adviser's primary consideration in effecting a security transaction will be executed at the most favorable price. In selecting a broker-dealer to execute each particular transaction, the Sub-Adviser will take the following into consideration: the best net price available; the reliability, integrity and financial condition of the broker-dealer, the size of and difficulty in executing the order; and the value of the expected contribution of the broker-dealer to the investment performance of the Portfolio on a continuing basis. Accordingly, the price to a Portfolio in any transaction may be less favorable than that available from another broker-dealer if the difference is reasonably justified by other aspects of the portfolio execution services offered. Subject to such policies as the Board may from time to time determine, the Sub-Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused a Portfolio to pay a broker or dealer that provides brokerage and research services to the Sub-Adviser an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Sub-Adviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction of the Sub-Adviser's overall responsibilities with respect to a particular Portfolio, and to the other clients of the Sub-Adviser as to which the Sub-Adviser exercises investment discretion. The Sub-Adviser is further authorized to allocate

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the orders placed by it on behalf of the Portfolios to such brokers and dealers who also provide research or statistical material, or other services to the Portfolios or to the Sub-Adviser. Such allocation shall be in such amounts and proportions as the Sub-Adviser shall determine and the Sub-Adviser will report on said allocations regularly to the Board indicating the brokers to whom such allocations have been made and the basis therefor.

     4.   INFORMATION PROVIDED TO THE COMPANY AND THE MANAGER

     The Sub-Adviser shall keep the Trust and the Manager informed of developments materially affecting the Portfolios' holdings, and shall, on its own initiative, furnish the Trust and the Manager from time to time with whatever information the Sub-
Adviser believes is appropriate for this purpose.

     5.   COMPENSATION

     In consideration of the services rendered pursuant to this Agreement, the Manager will pay the Sub-Adviser an annual fee calculated at the rate specified in Schedule B hereto. The fee is calculated daily and paid monthly. The fee for the period from the Effective Date (defined below) of the Agreement to the end of the month during which the Effective Date occurs shall be prorated according to the proportion that such period bears to the full monthly period. Upon any termination of this Agreement before the end of a month, the fee for such part of that month shall be prorated according to the proportion that such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement. For the purpose of determining fees payable to the Sub-Adviser, the value of each Portfolio's net assets shall be computed at the times and in the manner specified in the Prospectus and/or the Statement.

     6.  EXPENSES

     The Sub-Adviser shall bear all expenses incurred by it in connection with the performance of its services under this Agreement. Each Portfolio will bear certain other expenses to be incurred in its operation, including, but not limited to, investment advisory fees, sub-advisory fees (other than sub-advisory fees paid pursuant to this Agreement) and administration fees; fees for necessary professional and brokerage services;
costs relating to local administration of securities; fees for any pricing service; the costs of regulatory compliance; and pro rata costs associated with maintaining the Trust's legal existence and shareholder relations. All other expenses not specifically assumed by the Sub-Adviser hereunder or by the
Manager   under   the   Management  Agreement   are   borne   by   the
Portfolios or the Trust.

     7.   STANDARD OF CARE

     The Sub-Adviser shall exercise its best judgment and shall act in good faith in rendering the services listed in paragraphs
2 and 3 above. The Sub-Adviser, its officers, directors and employees shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Portfolios, any shareholder of the Portfolios or the Manager in connection with the matters to which this Agreement relates, provided that nothing in this Agreement shall be deemed to protect or purport to protect the Sub-Adviser against any liability to the Manager, the Trust or to the shareholders of the Portfolios to which the Sub-Adviser would otherwise be subject by reason of willful misfeasance,  bad  faith  or  gross negligence  on  its  part  in  the performance of its duties or by reason of the Sub-Adviser's reckless disregard of its obligations and duties under this Agreement.

     8.   TERM OF AGREEMENT

     This Agreement shall become effective with respect to each Portfolio as of March 1, 1999 (the "Effective Date") and shall continue for an initial two-year term and shall continue thereafter so long as such continuance is specifically approved at least annually as required by the 1940 Act. This Agreement is terminable with respect to any Portfolio, without penalty, on 60 days' written notice, by the Board or by vote of holders of a majority (as defined in the 1940 Act and the rules thereunder) of the outstanding voting securities of the Portfolio, or upon 60 days' written notice, by the Sub-Adviser. This Agreement will also terminate automatically in the event of its assignment (the term Aassignment@ having the meaning defined in Section 2(a)(4) of the 1940 Act and the rules thereunder).

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     9.   SERVICES TO OTHER COMPANIES OR ACCOUNTS

     The Trust understands that the Sub-Adviser now acts, will continue to act and may act in the future as investment manager or adviser to fiduciary and other managed accounts, and as investment manager or adviser to other investment companies, including any offshore entities, or accounts, and the Trust has
no   objection   to  the  Sub-Adviser's  so  acting,   provided   that
whenever the Portfolios and one or more other investment companies or accounts managed or advised by the Sub-Adviser have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with a formula believed to be equitable to each company and account. The Trust recognizes that in some cases this procedure may adversely affect the size of the position obtainable for the Portfolios. In addition, the Trust understands that the persons employed by the Sub-Adviser to assist in the performance of the Sub-Adviser's duties under this Agreement will not devote their full time to such service and nothing contained in this Agreement shall be deemed to limit or restrict the right of the Sub-Adviser or any affiliate of the Sub-Adviser to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

     10. NOTICES

     Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to the other parties at such address as such other parties may designate for the receipt of such notice. Until further notice to the other
parties,  it  is  agreed  that  the  address  of  each  party  is   as
follows:

(a) To  the  Trust:

     Prior to  March  19,  1999         After March 19, 1999
     Myles R. Tashman                   Myles R. Tashman

    GCG Trust
     The GCG Trust                      The GCG Trust
     1001  Jefferson  Street            1463 Dunwoody Road
     Suite   400                        West Chester, PA  19380
     Wilmington, DE 19801

(b) To  the  Manager:

     Prior to March  19,  1999          After March 19, 1999
     Myles R. Tashman                   Myles R. Tashman

    Directed  Services,  Inc.
     The  GCG  Trust                    The GCG Trust
     1001  Jefferson  Street            1463 Dunwoody Road
     Suite  400                         West Chester, PA 19380
     Wilmington, DE 19801

(c)  To the Sub-Adviser:

AIM Capital Management, Inc.
     President
     11 Greenway Plaza, Suite 1919
     Houston, TX 77046

cc: General Counsel

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     11. REPRESENTATIONS

     The   Trust   represents  that  a  copy  of  the  Agreement   and
Declaration of Trust together with all amendments thereto, is on file with the Secretary of the Commonwealth of Massachusetts.

     Each  of  the  parties hereto represents that the  Agreement  has
been   duly  authorized,  executed  and  delivered  by  all   required
action.

     12. USE OF NAME

     The   Trust  may  use  the  names  "AIM  Capital  Management,
Inc.",  "AIM  Capital  Management",  or  "AIM  Capital"  (collectively
the   AIM  Names)  only  for  so  long  as  this  Agreement  or  any
extension,  renewal,  or  amendment  hereof  remains  in  effect.   At
such times as this Agreement shall no longer be in effect, the Trust shall cease to use such names or any other name indicating that  it  is  advised by or otherwise connected with  the  Sub-Adviser
and   shall   promptly  change  its  name  accordingly.    The   Trust
acknowledges that it has authority to use the AIM Names through permission of the Sub-Adviser, and agrees that the Sub-Adviser reserves to itself and any successor to its business the right to grant the non-exclusive right to use the aformentioned names or any similar names to any other corporation or entity, including but not limited to any investment company of which the Sub-Adviser or any subsidiary or affiliate thereof or any successor to the business of any thereof shall be the investment adviser.

     13. SEVERABILITY

     If   any   provision   of  this  Agreement   is   found   to   be
unenforceable, then this Agreement shall be deemed to be amended by modifying such provision to the extent necessary to make it legal and enforceable while preserving its intent. The remainder of this Agreement shall not be affected by such modification.

     14. QUESTIONS OF INTERPRETATION

     Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act or the Advisers Act shall be resolved by reference to such term or provision of the 1940 Act or the Advisers Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission issued pursuant to said Acts. In addition, where the effect of a requirement of the 1940
Act or the Advisers Act reflected in any provision of this Agreement is revised by rule, regulation or order of the Securities and Exchange Commission, such provision shall be
deemed  to  incorporate  the  effect  of  such  rule,  regulation   or
order.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in triplicated by their respective officers on the day and year first written above.





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                                           GCG TRUST

     Attest: /s/ Marilyn Talman            By: /s/ Myles R. Tashman
             ------------------                --------------------
                                           Name: Myles R. Tashman
                                                 ----------------
                                           Title: Secretary
                                                  ---------

                                           DIRECTED SERVICES, INC.

     Attest: /s/ Marilyn Talman            By: /s/ Myles R. Tashman
             ------------------                --------------------
                                           Name: Myles R. Tashman
                                                 ----------------
                                           Title: Secretary
                                                  ---------

                                           AIM CAPITAL MANAGEMENT, INC.

     Attest: /s/ Nancy L. Martin          By: /s/ Gary T. Crum
             -------------------              ----------------
                                           Name: Gary T. Crum
                                                 ------------
                                           Title: President
                                                  ---------


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                                SCHEDULE A

     Portfolios

     Capital Appreciation Portfolio
     Strategic Equity Portfolio

                                SCHEDULE B

     Fee Schedule

     Pursuant to Section 5 of the Sub-Advisory Agreement among GCG Trust, Directed Services, Inc. and AIM Capital Management, Inc. (the ASub-Adviser@), the fees payable to the Sub-Adviser shall be calculated by applying the following rates to the average daily net assets of the Portfolios as indicated below:

          Portfolio                Net Assets               Annual Rate

Capital Appreciation Portofolio    First $250 million         0.50%
                                   Next $250 million          0.45%
                                   Over $500 million          0.40%

Strategic Equity Portfolio         First $250 million         0.50%
                                   Next $250 million          0.45%
                                   Over $500 million          0.40%



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